Exhibit 23.1
Consent of Independent Registered
Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 30, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Flowserve Corporation, which appears in Flowserve Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.
PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
November 9, 2006